kpmg

KPMG LLP Chartered Accountants 1200 205 – 5th Avenue SW Calgary AB T2P 4B9	Telephone (403) 691-8000 Telefax (403) 691-8008 www.kpmg.ca

ACCOUNTANTS’ CONSENT

The Board of Directors
Agrium Inc.

We consent to the use of our report dated March 4, 2003 included in this Annual Report on Form 40-F.

Signed “KPMG LLP”

Chartered Accountants
Calgary, Alberta

April 3, 2003